Exhibit 99.1

Abbott Laboratories and Subsidiaries

Unaudited Pro Forma Consolidated Financial Information

On January 1, 2013, Abbott Laboratories (“Abbott”) completed the previously announced distribution of 100% of the outstanding common stock of AbbVie Inc. (“AbbVie”) to Abbott’s shareholders (the “Distribution”).

The following unaudited pro forma consolidated statements of earnings of Abbott for the nine months ended September 30, 2012 and for each of the years ended December 31, 2011, 2010, and 2009 are presented as if the Distribution had occurred as of January 1, 2009.  The following unaudited pro forma consolidated balance sheet of Abbott as of September 30, 2012 assumes that the Distribution occurred on September 30, 2012.

The statements are presented based on information currently available, are intended for informational purposes only, and do not purport to represent what Abbott’s financial position and results of operations actually would have been had the Distribution occurred on the dates indicated, or to project Abbott’s financial performance for any future period.  Beginning in the first quarter of 2013, AbbVie’s historical financial results for periods prior to the Distribution will be reflected in Abbott’s consolidated financial statements as discontinued operations.

The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with (i) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Abbott’s Form 10-K for the year ended December 31, 2011 and (ii) the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Abbott’s Form 10-Q for the nine months ended September 30, 2012.

The Historical column in the Unaudited Pro Forma Consolidated Statements of Earnings and in the Unaudited Pro Forma Consolidated Balance Sheet reflects Abbott’s historical financial statements for the periods presented and does not reflect any adjustments related to the Distribution and related events.

The information in the AbbVie Separation column in the Unaudited Pro Forma Consolidated Statements of Earnings was derived from the annual and interim combined financial statements included in AbbVie’s Form 10 and was adjusted to exclude previously allocated corporate overhead costs and certain costs associated with transition services that will be provided by Abbott to AbbVie.  The AbbVie Separation column also includes an allocation of interest assuming a uniform ratio of consolidated debt to equity for all of Abbott’s historical operations in accordance with Accounting Standards Codification 205-20-45.  The AbbVie Separation column excludes the separation costs previously included in AbbVie’s combined financial statements that are directly related to the separation of AbbVie from Abbott.  The information in the AbbVie Separation column in the Unaudited Pro Forma Consolidated Balance Sheet was derived from the pro forma condensed combined balance sheet included in AbbVie’s Form 10.

The Other column in the Unaudited Pro Forma Consolidated Statements reflects additional pro forma adjustments which are further described in the accompanying notes.

Abbott Laboratories and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Earnings

Nine Months Ended September 30, 2012

(dollars and shares in millions except per share data)

					Pro Forma
					Abbott
		AbbVie			Continuing
	Historical	Separation	Other	Notes	Operations
Net Sales	$29,037	$(13,174)	$		$15,863

Cost of products sold	11,060	(3,239)	(4)	(a)	7,817
Research & development	3,181	(2,093)	(4)	(a)	1,084
Acquired in-process and collaborations research and development	260	(260)			—
Selling, general and administrative	8,867	(3,096)	(194)	(a)	5,577
Total Operating Cost and Expenses	23,368	(8,688)	(202)		14,478
Operating Earnings	5,669	(4,486)	202		1,385

Interest expense	406	(143)	(100)	(a)(b)	163
Interest (income)	(56)	—			(56)
Net foreign exchange loss (gain)	4	(27)			(23)
Other (income) expense, net	(74)	53			(21)
Earnings Before Taxes	5,389	(4,369)	302		1,322
Taxes on Earnings	479	(262)	32	(a)(b)	249
Net Earnings	$4,910	$(4,107)	$270		$1,073

Basic Earnings Per Share from Continuing Operations	$3.09				$0.68

Diluted Earnings Per Share from Continuing Operations	$3.06				$0.67

Weighted Shares Outstanding:
Basic	1,574				1,574
Diluted	1,591				1,591

See accompanying notes.

Abbott Laboratories and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Earnings

Year Ended December 31, 2011

(dollars and shares in millions except per share data)

					Pro Forma
					Abbott
		AbbVie			Continuing
	Historical	Separation	Other	Notes	Operations
Net Sales	$38,851	$(17,444)	$		$21,407

Cost of products sold	15,541	(4,639)			10,902
Research & development	4,129	(2,618)			1,511
Acquired in-process and collaborations research and development	672	(672)			—
Selling, general and administrative	12,757	(5,393)			7,364
Total Operating Cost and Expenses	33,099	(13,322)			19,777
Operating Earnings	5,752	(4,122)			1,630

Interest expense	530	(158)	(108)	(b)	264
Interest (income)	(85)	—			(85)
Net foreign exchange loss (gain)	(50)	30			(20)
Other (income) expense, net	159	18			177
Earnings Before Taxes	5,198	(4,012)	108		1,294
Taxes on Earnings	470	(251)	41	(b)	260
Net Earnings	$4,728	$(3,761)	$67		$1,034

Basic Earnings Per Share from Continuing Operations	$3.03				$0.66

Diluted Earnings Per Share from Continuing Operations	$3.01				$0.66

Weighted Shares Outstanding:
Basic	1,558				1,558
Diluted	1,567				1,567

See accompanying notes.

Abbott Laboratories and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Earnings

Year Ended December 31, 2010

(dollars and shares in millions except per share data)

					Pro Forma
					Abbott
		AbbVie			Continuing
	Historical	Separation	Other	Notes	Operations
Net Sales	$35,167	$(15,638)	$		$19,529

Cost of products sold	14,665	(4,293)			10,372
Research & development	3,725	(2,495)			1,230
Acquired in-process and collaborations research and development	313	(313)			—
Selling, general and administrative	10,376	(3,317)			7,059
Total Operating Cost and Expenses	29,079	(10,418)			18,661
Operating Earnings	6,088	(5,220)			868

Interest expense	553	(204)	(64)	(b)	285
Interest (income)	(105)	—			(105)
Net foreign exchange loss (gain)	(11)	30			19
Other (income) expense, net	(62)	89			27
Earnings Before Taxes	5,713	(5,135)	64		642
Taxes on Earnings	1,087	(662)	24	(b)	449
Net Earnings	$4,626	$(4,473)	$40		$193

Basic Earnings Per Share from Continuing Operations	$2.98				$0.12

Diluted Earnings Per Share from Continuing Operations	$2.96				$0.12

Weighted Shares Outstanding:
Basic	1,546				1,546
Diluted	1,556				1,556

See accompanying notes.

Abbott Laboratories and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Earnings

Year Ended December 31, 2009

(dollars and shares in millions except per share data)

					Pro Forma
					Abbott
		AbbVie			Continuing
	Historical	Separation	Other	Notes	Operations
Net Sales	$30,765	$(14,214)	$		$16,551

Cost of products sold	13,209	(4,056)			9,153
Research & development	2,744	(1,707)			1,037
Acquired in-process and collaborations research and development	170	(170)			—
Selling, general and administrative	8,406	(2,885)			5,521
Total Operating Cost and Expenses	24,529	(8,818)			15,711
Operating Earnings	6,236	(5,396)			840

Interest expense	520	(149)	(139)	(b)	232
Interest (income)	(138)	—			(138)
Net foreign exchange loss (gain)	35	(19)			16
Other (income) expense, net	(1,375)	1,037			(338)
Earnings Before Taxes	7,194	(6,265)	139		1,068
Taxes on Earnings	1,448	(1,336)	52	(b)	164
Net Earnings	$5,746	$(4,929)	$87		$904

Basic Earnings Per Share from Continuing Operations	$3.71				$0.58

Diluted Earnings Per Share from Continuing Operations	$3.69				$0.58

Weighted Shares Outstanding:
Basic	1,547				1,547
Diluted	1,555				1,555

See accompanying notes.

Abbott Laboratories and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2012

(dollars in millions)

		AbbVie			Pro Forma
	Historical	Separation	Other	Notes	Abbott

Current Assets:
Cash and cash equivalents	$7,997	$(5,376)	$7,160	(c)	$9,781
Investments, primarily time deposits and certificates of deposit	3,507	(1,824)			1,683
Trade receivables less allowances	6,949	(3,098)			3,851
Inventories:
Finished products	2,500	(591)			1,909
Work in process	531	(181)			350
Materials	783	(187)			596
Total inventories	3,814	(959)			2,855
Prepaid expenses, deferred income taxes and other receivables	4,997	(2,289)			2,708
Total Current Assets	27,264	(13,546)	7,160		20,878
Investments	380	(203)			177
Property and Equipment, at Cost	18,630	(6,342)			12,288
Less: accumulated depreciation and amortization	10,669	(4,169)			6,500
Net Property and Equipment	7,961	(2,173)			5,788
Intangible Assets, net of amortization	8,960	(2,431)			6,529
Goodwill	15,709	(6,092)			9,617
Deferred Income Taxes and Other Assets	2,984	(1,503)	(488)	(c)	993
	$63,258	$(25,948)	$6,672		$43,982

Current Liabilities:
Short-term borrowings	$3,206	$(1,000)	$1,000	(c)	$3,206
Trade accounts payable	1,605	(424)			1,181
Salaries, wages and commissions	1,396	(520)			876
Other accrued liabilities	7,542	(4,424)			3,118
Dividends payable	808	—			808
Income taxes payable	709	—			709
Current portion of long-term debt	1,019	—			1,019
Total Current Liabilities	16,285	(6,368)	1,000		10,917
Long-term Debt	12,055	(14,700)	7,000	(c)	4,355
Post-employment Obligations, Deferred Income Taxes and Other Long-term Liabilities	7,813	(2,650)			5,163
Commitments and Contingencies
Shareholders’ Investment
Preferred shares, one dollar par value Authorized — 1,000,000 shares, none issued	—
Common shares, without par value Authorized — 2,400,000,000 shares Issued at stated capital amounts — Shares 1,670,540,288	11,419	—			11,419
Common shares held in treasury, at cost — Shares 89,872,551	(4,975)	—			(4,975)
Earnings employed in the business	23,327	(3,267)	(1,328)	(c)	18,732
Accumulated other comprehensive income (loss)	(2,756)	1,037			(1,719)
Total Abbott Shareholders’ Investment	27,015	(2,230)	(1,328)		23,457
Noncontrolling Interests in Subsidiaries	90	—			90
Total Shareholders’ Investment	27,105	(2,230)	(1,328)		23,547
	$63,258	$(25,948)	$6,672		$43,982

See accompanying notes.

Abbott Laboratories and Subsidiaries

Unaudited Pro Forma Consolidated Financial Information

Note 1. Other Pro Forma Adjustments

a) Reflects the removal of $222 million of separation costs incurred during 2012, and related tax effects, that are directly related to the separation of AbbVie from Abbott.

b) Reflects the additional reduction in interest expense, and related tax effects, as a result of Abbott’s tender for $7.7 billion of its long-term debt in the fourth quarter of 2012. The reduction in interest expense reflects the actual debt that is outstanding after the completion of the tender.

c) Reflects 1) the issuance of $14.7 billion of long-term debt and $1 billion of short-term borrowings by AbbVie, less debt issuance costs of $67 million and 2) the redemption of $7.7 billion of long-term debt by Abbott, along with the unwinding of interest rate swaps related to this debt.